                                                                      Exhibit 11
                                                                         Primary



                                                                            LCI INTERNATIONAL, INC.
                                                                  COMPUTATION OF EARNINGS PER COMMON SHARE
                                                                                  PRIMARY
                                                                   (In thousands, except per share data)

                                                                   ------------------------------------
                                                                   For the Three Months Ended March 31,
INCOME ON COMMON STOCK                                                  1996                 1995
=========================================================          ------------------------------------
NET INCOME                                                            $15,286               $10,464


SHARES OUTSTANDING
=========================================================

Weighted Average Number of Common Shares Outstanding                   66,078                59,330

Common Shares Issuable Upon the Assumed Exercise of Stock
     Options and Stock Warrants                                        14,604                12,464

Common Shares Repurchased Through Treasury Stock Method
     Upon the Assumed Exercise of Stock Options and Stock              (4,873)               (5,514)
       Warrants

Assumed Conversion of Convertible Preferred Stock                      10,526                12,104
                                                                   ------------------------------------

Weighted Average Number of Common Shares                               86,335                78,384
                                                                   ====================================

EARNINGS PER SHARE
==========================================================

NET INCOME PER COMMON SHARE                                           $  0.18               $  0.13
                                                                   ====================================
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
                                                                      Exhibit 11
                                                                   Fully Diluted




                                                                             LCI INTERNATIONAL, INC.
                                                                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                                                                 FULLY DILUTED
                                                                     (In thousands, except per share data)

                                                                     -----------------------------------
                                                                     For the Three Months Ended March 31,
INCOME ON COMMON STOCK                                                    1996               1995
=========================================================            -----------------------------------
NET INCOME                                                              $15,286             $10,464


SHARES OUTSTANDING
=========================================================

Weighted Average Number of Common Shares Outstanding                     66,078              59,330

Common Shares Issuable Upon the Assumed Exercise of Stock
     Options and Stock Warrants                                          14,604              12,464

Common Shares Repurchased Through Treasury Stock Method
     Upon the Assumed Exercise of Stock Options and Stock                (4,615)             (5,076)
       Warrants

Assumed Conversion of Convertible Preferred Stock                        10,526              12,104
                                                                     -----------------------------------

Weighted Average Number of Common Shares                                 86,593              78,822
                                                                     ===================================

EARNINGS PER SHARE
=========================================================

NET INCOME PER COMMON SHARE                                             $  0.18             $  0.13
                                                                     ===================================